LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS KNOW ALL MEN BY THESE PRESENTS that I, Eleni S. Monios, of Baltimore, MD, intending to be legally bound, do hereby make, constitute·hnd appoint Megan D. Santana, Senior Executive Vice President, Chief Risk Officer, General Counsel and Secretary of Univest Financial Corporation (the "Corporation"), 14 North Main Street, Souderton, Pennsylvania 18964, as my true and lawful attorney-in-fact, for me and in my name, place and stead for the specific limited purpose of the preparation, completion and execution, of the following Forms required to be filed by me or on my behalf, in my capacity as an officer or director or both of the Corporation, pursuant to Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), Rule 16a-3 (17 C.F .R. Section-240. I 6a-3) and any and all acts or deeds of whatsoever in name or nature which are necessary, proper, and expedient in order to effectuate the filing of the Forms listed herein below. The Forms are as follows: I . Form 3, Initial Statement of Beneficial Ownership of Securities. 2. Form 4, Statement of Changes in Beneficial Ownership of Securities. 3. Form 5, Annual Statement of Beneficial Ownership of Securities. I do hereby give and grant unto my said attorney-in-fact full power and authority, for me and in my name, place, and stead to prepare, complete and execute the herein above listed Forms and generally, to do, execute and perform any and all acts and deeds which my attorney-in-fact may deem necessary or expedient in connection with the preparation, completion and execution of the aforementioned Forms, any amendments thereto, and timely file such Forms with the U.S. Securities and Exchange Commission (the "SEC"), including without limitation the filing of a Form ID or any other documents necessary or appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC. I do hereby ratify all that my said attorney-in-fact may lawfully do, or cause to be done, in and about the premises, by virtue hereof. I acknowledge that the foregoing attorney-in-fact, in serving in such capacity at IIl}' requ.est.lsnotassuming._nor is the Corporation assuming, any of my respon.sibilities __ to comply with, or any liability for the failure to comply with, Section 16 of the Exchange Act and Rule 144 of the Securities Act. This Power of Attorney shall be effective from this~~ay of /\lmt:(}nbei, ct{)d3 , and shall continue until such time as my obligations pursuant to Rule 16a-3, 17 C.F.R. Section 240.16a-3, or related rules, as amended, are fully discharged in accordance with applicable law, with respect to my holdings of and transactions in securities issued by the Corporation, unless earlier revoked by me in a signed writing delivered to the foregoing attorney-in-fact. Page 2 of3

Printed Name: Eleni S. Monios